                                                                    Exhibit 11.1


                                   HEARTPORT, INC.
                    STATEMENT RE: COMPUTATION OF PER SHARE LOSSES
                       (in thousands, except per share amounts)

                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                   September 30,
                                                      --------------------------    -------------------------
                                                          1997           1996           1997           1996
                                                      ----------     ----------     ----------     ----------
                                                                      Pro Forma                     Pro Forma

Net Loss                                              $  (12,929)    $  (13,436)    $  (39,479)    $  (23,135)
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------

Weighted average common shares outstanding                24,747         24,252         24,630         14,560

Convertible preferred shares outstanding                      --             --             --          6,158

Shares related to SAB No. 55, 64 and 83                       --             --             --          1,521
                                                      ----------     ----------     ----------     ----------
Total weighted average common shares
  outstanding                                             24,747         24,252         24,630         22,239
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------

Net loss per share                                    $    (0.52)    $    (0.55)    $    (1.60)    $    (1.04)
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------


                                          28